Exhibit 99.1

National Bank Holdings Corporation Announces

Second Quarter 2026 Financial Results

NYSE Ticker: NBHC

Denver, Colorado, July 21, 2026 - (Globe Newswire) – National Bank Holdings Corporation (the “Company” or “NBHC”) reported:

	For the quarter(1)			For the six months ended June 30(1)		2026 Adjusted (1)(2)
	2Q26	1Q26	2Q25	2026	2025	QTD	YTD
Net income ($000's)	$26,490	$20,793	$34,022	$47,283	$58,253	$35,303	$67,910
Earnings per share - diluted	$0.58	$0.46	$0.88	$1.04	$1.51	$0.78	$1.50
Return on average assets	0.86%	0.70%	1.38%	0.78%	1.19%	1.14%	1.12%
Return on average tangible assets(2)	0.96%	0.79%	1.49%	0.87%	1.29%	1.26%	1.23%
Return on average equity	6.34%	5.02%	10.15%	5.68%	8.80%	8.45%	8.16%
Return on average tangible common equity(2)	9.70%	7.75%	14.18%	8.62%	12.44%	12.71%	12.11%

(1)	Ratios are annualized.
(2)

Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” tables for reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered solid second quarter results, with adjusted net income of $35.3 million and earnings of $0.78 per diluted share. Our teams generated record quarterly loan fundings of $926.9 million and 10% year-to-date annualized loan growth while maintaining strong credit quality, reflecting our prudent approach to growth. We grew our adjusted pre-provision net revenue 23% annualized compared to the first six months of the prior year and maintained a top quartile net interest margin through disciplined loan and deposit pricing.”

Mr. Laney added, “Our teams are well prepared to integrate our most recent acquisition this quarter and are positioned to deliver a seamless experience for clients and associates. We are seeing strong momentum across the franchise, supported by our 12.29% Common Equity Tier 1 ratio, fortress balance sheet, and diversified funding sources, which will continue to drive meaningful long-term value for shareholders.”

Second Quarter 2026 Results

(All comparisons refer to the first quarter of 2026, except as noted)

Net income increased $5.7 million, or 27.4%, to $26.5 million, or $0.58 per diluted share, during the second quarter of 2026, compared to $20.8 million or $0.46 per diluted share. Fully taxable equivalent pre-provision net revenue increased $4.2 million, or 13.1%, to $36.3 million. The return on average tangible assets increased 17 basis points to 0.96%, and the return on average tangible common equity increased 195 basis points to 9.70%. Adjusting for $11.4 million and $15.3 million of pre-tax acquisition and restructuring related charges in the second and first quarters, respectively, adjusted net income increased $2.7 million to $35.3 million, or $0.78 per diluted share. Adjusted, the fully taxable equivalent pre-provision net revenue increased to $47.8 million. The adjusted return on average tangible assets increased six basis points to 1.26%, and the adjusted return on average tangible common equity increased 92 basis points to 12.71%.

Net Interest Income

Fully taxable equivalent net interest income increased $0.5 million to $111.5 million primarily due to average interest earning assets growth of $254.0 million and one additional day during the second quarter. The fully taxable equivalent net interest margin totaled 3.94%, compared to 4.06%, narrowing 12 basis points due to a decrease in the yield on earning assets primarily driven by higher loan fee income in the prior quarter. The cost of deposits improved one basis point to 1.93%.

Loans

Loans increased $162.6 million, or 6.8% annualized, to $9.8 billion at June 30, 2026.  We generated record quarterly loan fundings of $926.9 million, led by commercial loan fundings of $452.5 million.

Asset Quality and Provision for Credit Losses

The Company maintains strong credit quality and takes a proactive approach to monitoring credit. The Company recorded provision expense of $1.5 million during the quarter, primarily driven by the quarter’s loan growth, compared to $4.0 million in the prior quarter. Annualized net charge-offs totaled 0.27% of total loans. Non-performing loans totaled 0.31% of total loans at June 30, 2026, and non-performing assets totaled 0.35% of total loans and OREO at June 30, 2026, both consistent with prior quarter. The allowance for credit losses as a percentage of loans was 1.13% at June 30, 2026, compared to 1.18%.

Deposits

The Company maintains a low cost, diversified deposit franchise. Average total deposits increased $57.4 million to $10.2 billion, and average transaction deposits (defined as total deposits less time deposits) increased $115.7 million to $8.9 billion. The loan to deposit ratio totaled 94.1% at June 30, 2026, compared to 91.9%. The mix of transaction deposits to total deposits increased 16 basis points to 87.8% at June 30, 2026.

Non-Interest Income

Non-interest income increased $1.8 million, or 9.9%, to $19.8 million. Income from partnership investments increased $1.1 million and service charges and bank card fees increased $0.6 million. These increases were partially offset by the decrease in mortgage banking income driven by the current rate environment.

Non-Interest Expense

Non-interest expense improved $1.9 million to $95.0 million. Included in the second and first quarters were acquisition and restructuring related expenses of $11.2 million and $15.3 million, respectively. Excluding these items, second quarter adjusted non-interest expense totaled $83.7 million, compared to $81.5 million. The increase reflects strategic investments in talent, merit increases, and one additional day in the second quarter. The fully taxable equivalent efficiency ratio improved 277 basis points to 72.3%. The adjusted fully taxable equivalent efficiency ratio totaled 61.8%, compared to 61.3%.

Income tax expense totaled $6.1 million, compared to $5.2 million in the previous quarter, driven by higher pre-tax income in the current quarter. The effective tax rate was 18.8%.

Capital

Common book value per share increased $0.23 to $37.48 at June 30, 2026, compared to March 31, 2026. Tangible book value per share increased $0.22 to $26.23, primarily driven by the quarter’s earnings after covering the quarterly dividend.

NBHC executed $11.1 million of share buybacks in the second quarter as part of its ongoing capital strategy. Capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 10.30%, and the common equity tier 1 capital ratio totaled 12.29% at June 30, 2026. Shareholders’ equity increased $4.2 million to $1.7 billion at June 30, 2026, compared to March 31, 2026, primarily driven by $11.9 million of growth in retained earnings from net income after covering the quarter’s dividend and share buybacks.

Year-Over-Year Review

(All comparisons refer to the first six months of 2025, except as noted)

Net income totaled $47.3 million, or $1.04 per diluted share, compared to $58.3 million or $1.51 per diluted share. Fully taxable equivalent pre-provision net revenue totaled $68.5 million, compared to $85.4 million. The return on average tangible assets totaled 0.87%, compared to 1.29%, and the return on average tangible common equity totaled 8.62%, compared to 12.44%. Adjusting for $26.8 million of pre-tax acquisition and restructuring related charges, adjusted net income increased $9.7 million, or 16.6%, to $67.9 million or $1.50 per diluted share. Adjusted, the fully taxable equivalent pre-provision net revenue increased $9.9 million, or 11.5%, to $95.3 million. The adjusted return on average tangible assets totaled 1.23%, and the adjusted return on average tangible common equity totaled 12.11%.

Fully taxable equivalent net interest income increased $44.6 million, or 25.1%, to $222.5 million. Average earning assets increased $2.1 billion, or 23.2%, driven by a $1.6 billion increase in average acquired loans and $232.4 million of average originated loan growth. Our Vista acquisition added $1.9 billion in total loans on January 7th, 2026. The fully taxable equivalent net interest margin expanded six basis points to 4.00%, driven by an eight basis point improvement in the cost of funds.

Loans outstanding increased $2.3 billion, or 30.5%, to $9.8 billion. New loan fundings over the trailing twelve months totaled a record $2.7 billion, led by commercial fundings of $1.6 billion.

The Company recorded $5.5 million of provision expense for credit losses, compared to $10.2 million. Net charge-offs totaled 0.30% of average total loans, compared to 0.43%. Non-performing loans improved 14 basis points to 0.31% of total loans at June 30, 2026, and non-performing assets improved 10 basis points to 0.35% of total loans and OREO at June 30, 2026. The allowance for credit losses as a percentage of loans totaled 1.13% at June 30, 2026, compared to 1.19% at June 30, 2025.

Average deposits increased $1.9 billion to $10.2 billion, and average transaction deposits increased $1.7 billion to $8.9 billion compared to the same period prior year. The mix of transaction deposits to total deposits increased 77 basis points to 87.8% at June 30, 2026.

Non-interest income increased $5.3 million, or 16.3%, to $37.7 million, primarily driven by increases in our diversified sources of fee income including service charges and bank card fees, income from partnership investments, swap fee income, and trust income.

Non-interest expense totaled $191.8 million, which included $26.6 million of acquisition and restructuring expenses, compared to non-interest expense of $124.9 million in the same period prior year. Excluding these items, the current period adjusted non-interest expense totaled $165.2 million, increasing from the same period prior year primarily due to our recent acquisition. Occupancy and equipment expense increased $11.7 million primarily driven by the 2UniFiSM capitalized asset depreciation in connection with the launch of 2UniFi in the third quarter of 2025. The fully taxable equivalent efficiency ratio totaled 73.7%, compared to 59.4% in the same period prior year. The adjusted fully taxable equivalent efficiency ratio totaled 61.6% for the six months ended June 30, 2026.

Income tax expense totaled $11.3 million, compared to $13.1 million in the same period prior year, and the effective tax rate was 19.2%, compared to 18.8% in the prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, July 22, 2026. The call may also include discussion of company developments, forward-looking statements and other material information about business and financial matters. Interested parties may listen to this call by dialing (800) 330-6710 using the participant passcode of 8928718 and asking for the NBHC Q2 2026 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 90 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah, Wyoming, New Mexico, Idaho, and Palm Beach, Florida. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated through its trust and wealth department under Bank of Jackson Hole, a division of NBH Bank. NBH Bank operates its core banking business under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Vista Bank and Hillcrest Bank; in Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; in Palm Beach, Florida, Vista Bank; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, vistabank.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these differences by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not discuss historical facts but instead relate to expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “projected,” “continuing,” “ongoing,” “expect,” “intend,” “goal,” “focus,” “maintains,” “future,” “ultimately,” “likely,” “ensure,” “strategy,”

“objective,” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors, including, but not limited to, business and economic conditions along with external events, both generally and in the financial services industry; susceptibility to credit risk and fluctuations in the value of real estate and other collateral securing a significant portion of our loan portfolio, including with regards to real estate acquired through foreclosure, and the accuracy of appraisals related to such real estate; changes impacting monetary supply and the businesses of our clients and counterparties, including levels of market interest rates, inflation, currency values, monetary, fiscal, and international trade policy, and the volatility of trading markets; our ability to maintain sufficient liquidity to meet the requirements of deposit withdrawals and other business needs; our desire to raise additional capital in connection with strategic growth initiatives and our ability to access the capital markets when desired or on favorable terms; changes in the fair value of our investment securities can fluctuate due to market conditions outside of our control; our investments in financial technology companies and initiatives may subject us to material financial, reputational and strategic risks; the allowance for credit losses and fair value adjustments may be insufficient to absorb losses in our loan portfolio; any service interruptions, cyber incidents or other breaches relating to our technology systems, security systems or infrastructure or those of our third-party providers; the occurrence of fraud or other financial crimes within our business; competition from other financial services providers, including traditional financial institutions and financial technology companies, and the effects of disintermediation within the banking business including consolidation within the industry; changes to federal government lending programs like the Small Business Administration’s Preferred Lender Program and the Federal Housing Administration’s insurance programs, including the impact of changes in regulations, budget appropriations and a prolonged government shutdown on such programs; impairment of our mortgage servicing rights, disruption in the secondary market for mortgage loans, declines in real estate values, or being required to repurchase mortgage loans or reimburse investors; claims and litigation related to our fiduciary responsibilities in connection with our trust and wealth business; our ability to manage and execute our organic growth and acquisition strategies, including our ability to realize the expected benefits of our acquisition strategies; developments in technology, such as artificial intelligence, the success of our digital growth strategy, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our clients’ expectations for convenience and security; our ability to integrate Vista Bank into our business may be more difficult, costly or time consuming than expected and we may fail to realize the anticipated benefits or cost savings of the merger; failure to obtain regulatory approvals or consummate attractive acquisitions or continue to increase organic loan growth would restrict our growth plans; the accuracy of projected operating results for assets and businesses we acquire as well as our ability to drive organic loan growth to replace loans in our existing portfolio with comparable loans as loans are paid down; our ability to comply with and manage costs related to extensive and potentially expanding government regulation and supervision, including current and future regulations affecting bank holding companies and depository institutions; our ability to execute our capital allocation strategy, including paying dividends or repurchasing shares, is subject to regulatory limitations; the application of any increased assessment rates imposed by the Federal Deposit Insurance Corporation; claims or legal action brought against us by third parties or government agencies; the loss of our executive officers and key personnel; changes to federal, state and local laws and regulations along with executive orders applicable to our business, including tax laws; and other factors, risks, trends and uncertainties described elsewhere in our other filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Dave Coons, SVP, Associate Director of Corporate Communications and Marketing, (816) 298-2214, dave.coons@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Total interest and dividend income	$162,004	$159,151	$131,220	$321,155	$261,183
Total interest expense	52,712	50,349	43,811	103,061	87,083
Net interest income	109,292	108,802	87,409	218,094	174,100
Taxable equivalent adjustment	2,239	2,182	1,912	4,421	3,822
Net interest income FTE(1)	111,531	110,984	89,321	222,515	177,922
Provision expense for credit losses	1,500	4,000	—	5,500	10,200
Net interest income after provision for credit losses FTE(1)	110,031	106,984	89,321	217,015	167,722
Non-interest income:
Service charges	4,501	4,192	4,127	8,693	8,245
Bank card fees	4,616	4,334	4,732	8,950	8,926
Mortgage banking income	2,423	2,742	2,547	5,165	5,862
Other non-interest income	8,226	6,465	5,660	14,691	9,409
Gain (loss) on security sales	—	246	—	246	—
Total non-interest income	19,766	17,979	17,066	37,745	32,442
Non-interest expense:
Salaries and benefits	54,366	56,970	37,746	111,336	72,108
Occupancy and equipment	16,154	15,834	9,436	31,988	20,273
Professional fees	3,002	2,232	1,680	5,234	3,103
Data processing	7,945	7,653	4,452	15,598	8,853
Other non-interest expense	11,050	11,684	7,670	22,734	16,687
Other intangible assets amortization	2,433	2,464	1,947	4,897	3,924
Total non-interest expense	94,950	96,837	62,931	191,787	124,948

Income before income taxes FTE(1)	34,847	28,126	43,456	62,973	75,216
Taxable equivalent adjustment	2,239	2,182	1,912	4,421	3,822
Income before income taxes	32,608	25,944	41,544	58,552	71,394
Income tax expense	6,118	5,151	7,522	11,269	13,141
Net income	$26,490	$20,793	$34,022	$47,283	$58,253
Earnings per share - basic	$0.58	$0.46	$0.89	$1.04	$1.52
Earnings per share - diluted	0.58	0.46	0.88	1.04	1.51
Common stock dividend	0.32	0.32	0.30	0.64	0.59

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
ASSETS
Cash and cash equivalents	$380,696	$472,791	$417,058	$296,483
Investment securities available-for-sale	585,533	605,167	528,639	631,947
Investment securities held-to-maturity	758,223	757,350	651,732	717,232
Other securities	99,184	90,457	80,634	81,124
Loans	9,774,052	9,611,486	7,433,356	7,486,918
Allowance for credit losses	(110,271)	(113,477)	(87,415)	(88,893)
Loans, net	9,663,781	9,498,009	7,345,941	7,398,025
Loans held for sale	26,486	24,905	25,695	20,784
Other real estate owned	4,174	3,821	1,674	291
Premises and equipment, net	234,139	235,666	214,554	209,414
Goodwill	455,408	454,672	306,043	306,043
Intangible assets, net	64,631	67,375	48,337	52,496
Other assets	313,881	404,195	263,211	284,890
Total assets	$12,586,136	$12,614,408	$9,883,518	$9,998,729
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,575,684	$2,573,213	$2,204,241	$2,168,574
Interest bearing demand deposits	1,568,250	1,546,569	1,237,006	1,240,698
Savings and money market	4,975,841	5,044,181	3,701,616	3,785,951
Total transaction deposits	9,119,775	9,163,963	7,142,863	7,195,223
Time deposits	1,269,658	1,294,881	1,149,771	1,074,261
Total deposits	10,389,433	10,458,844	8,292,634	8,269,484
Securities sold under agreements to repurchase	20,239	16,991	17,350	18,513
Long-term debt	202,003	202,138	54,540	54,385
Federal Home Loan Bank advances	125,000	—	—	185,000
Other liabilities	180,357	271,560	133,880	118,851
Total liabilities	10,917,032	10,949,533	8,498,404	8,646,233
Shareholders' equity:
Common stock	588	588	515	515
Additional paid in capital	1,460,627	1,454,100	1,171,581	1,167,719
Retained earnings	590,437	578,522	572,461	544,428
Treasury stock	(333,131)	(320,269)	(315,397)	(304,254)
Accumulated other comprehensive loss, net of tax	(49,417)	(48,066)	(44,046)	(55,912)
Total shareholders' equity	1,669,104	1,664,875	1,385,114	1,352,496
Total liabilities and shareholders' equity	$12,586,136	$12,614,408	$9,883,518	$9,998,729
SHARE DATA
Average basic shares outstanding	44,665,184	44,439,788	37,803,728	38,075,896
Average diluted shares outstanding	44,915,790	44,610,511	37,922,557	38,151,810
Ending shares outstanding	44,537,718	44,692,472	37,772,516	38,045,622
Common book value per share	$37.48	$37.25	$36.67	$35.55
Tangible book value per share (non-GAAP)(1)	26.23	26.01	27.80	26.64
CAPITAL RATIOS
Average equity to average assets	13.53%	13.84%	14.21%	13.62%
Tangible common equity to tangible assets (non-GAAP)(1)	9.67%	9.60%	11.00%	10.49%
Tier 1 leverage ratio	10.30%	10.45%	11.56%	11.18%
Common equity tier 1 risk-based capital ratio	12.29%	12.51%	14.89%	14.17%
Tier 1 risk-based capital ratio	12.29%	12.51%	14.89%	14.17%
Total risk-based capital ratio	15.42%	15.78%	16.82%	16.07%

(1)	Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2026		June 30, 2026
			vs. March 31, 2026		vs. June 30, 2025
	June 30, 2026	March 31, 2026	% Change	June 30, 2025	% Change
Originated:
Commercial:
Commercial and industrial	$2,193,328	$2,073,442	5.8%	$1,829,984	19.9%
Municipal and non-profit	1,296,609	1,290,778	0.5%	1,125,330	15.2%
Owner-occupied commercial real estate	926,686	892,378	3.8%	1,051,964	(11.9)%
Food and agribusiness	207,031	185,368	11.7%	213,254	(2.9)%
Total commercial	4,623,654	4,441,966	4.1%	4,220,532	9.6%
Commercial real estate non-owner occupied	1,434,867	1,189,200	20.7%	1,118,730	28.3%
Residential real estate	1,033,943	974,316	6.1%	915,213	13.0%
Consumer	13,645	13,340	2.3%	12,050	13.2%
Total originated	7,106,109	6,618,822	7.4%	6,266,525	13.4%

Acquired:
Commercial:
Commercial and industrial	566,984	688,955	(17.70)%	100,545	463.9%
Municipal and non-profit	240	246	(2.44)%	265	(9.4)%
Owner-occupied commercial real estate	382,970	399,285	(4.09)%	188,745	102.9%
Food and agribusiness	31,451	46,295	(32.06)%	31,693	(0.8)%
Total commercial	981,645	1,134,781	(13.49)%	321,248	205.6%
Commercial real estate non-owner occupied	1,215,762	1,350,322	(9.97)%	601,890	102.0%
Residential real estate	469,518	506,257	(7.26)%	296,795	58.2%
Consumer	1,018	1,304	(21.93)%	460	121.3%
Total acquired	2,667,943	2,992,664	(10.85)%	1,220,393	118.6%
Total loans	$9,774,052	$9,611,486	1.7%	$7,486,918	30.5%

Loan Fundings(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2026	2026	2025	2025	2025
Commercial:
Commercial and industrial	$293,094	$346,250	$237,813	$159,250	$133,402
Municipal and non-profit	50,506	45,000	119,918	81,418	34,393
Owner occupied commercial real estate	84,606	49,556	66,798	42,362	47,233
Food and agribusiness	24,251	5,697	4,437	5,015	4,576
Total commercial	452,457	446,503	428,966	288,045	219,604
Commercial real estate non-owner occupied	352,629	268,021	96,482	81,136	56,770
Residential real estate	120,340	89,375	64,161	49,877	44,470
Consumer	1,460	1,583	1,399	2,142	1,823
Total	$926,886	$805,482	$591,008	$421,200	$322,667

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $178,133, $65,273, $95,774, ($1,591), and $15,490 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,762,456	$102,709	6.09%	$6,324,783	$97,058	6.22%	$6,289,154	$102,399	6.53%
Acquired loans	2,867,500	47,819	6.69%	2,948,300	49,815	6.85%	1,262,933	19,397	6.16%
Loans held for sale	21,612	316	5.86%	18,556	284	6.21%	21,115	354	6.72%
Investment securities available-for-sale	663,636	4,619	2.78%	694,048	5,001	2.88%	701,920	4,661	2.66%
Investment securities held-to-maturity	791,847	6,327	3.20%	691,109	5,150	2.98%	713,178	5,173	2.90%
Other securities	41,977	688	6.56%	37,111	516	5.56%	30,560	466	6.10%
Interest earning deposits	194,358	1,765	3.64%	375,473	3,509	3.79%	57,634	682	4.75%
Total interest earning assets FTE(2)	$11,343,386	$164,243	5.81%	$11,089,380	$161,333	5.90%	$9,076,494	$133,132	5.88%
Cash and due from banks	$95,632			$99,579			$79,131
Other assets	1,054,388			1,040,484			807,802
Allowance for credit losses	(114,769)			(97,098)			(90,292)
Total assets	$12,378,637			$12,132,345			$9,873,135
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$6,393,003	$38,371	2.41%	$6,321,115	$37,187	2.39%	$4,986,119	$32,758	2.64%
Time deposits	1,270,963	10,530	3.32%	1,329,219	11,182	3.41%	1,062,481	9,087	3.43%
Federal Home Loan Bank advances	89,188	855	3.85%	8,333	152	7.40%	93,676	1,170	5.01%
Other borrowings(3)	37,202	167	1.80%	29,978	124	1.68%	41,300	278	2.70%
Long-term debt	202,144	2,789	5.53%	135,277	1,704	5.11%	54,574	518	3.81%
Total interest bearing liabilities	$7,992,500	$52,712	2.65%	$7,823,922	$50,349	2.61%	$6,238,150	$43,811	2.82%
Demand deposits	$2,520,897			$2,477,131			$2,152,899
Other liabilities	189,969			152,030			137,319
Total liabilities	10,703,366			10,453,083			8,528,368
Shareholders' equity	1,675,271			1,679,262			1,344,767
Total liabilities and shareholders' equity	$12,378,637			$12,132,345			$9,873,135
Net interest income FTE(2)		$111,531			$110,984			$89,321
Interest rate spread FTE(2)			3.16%			3.29%			3.06%
Net interest earning assets	$3,350,886			$3,265,458			$2,838,344
Net interest margin FTE(2)			3.94%			4.06%			3.95%
Average transaction deposits	$8,913,900			$8,798,246			$7,139,018
Average total deposits	10,184,863			10,127,465			8,201,499
Ratio of average interest earning assets to average interest bearing liabilities	141.93%			141.74%			145.50%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,239, $2,182 and $1,912 for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2026			For the six months ended June 30, 2025
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,544,828	$199,767	6.16%	$6,312,413	$204,620	6.54%
Acquired loans	2,907,677	97,634	6.77%	1,307,084	38,944	6.01%
Loans held for sale	20,093	600	6.02%	20,439	703	6.94%
Investment securities available-for-sale	678,758	9,620	2.83%	709,387	9,278	2.62%
Investment securities held-to-maturity	741,756	11,477	3.09%	674,783	9,293	2.75%
Other securities	39,557	1,204	6.09%	30,971	946	6.11%
Interest earning deposits	284,415	5,274	3.74%	52,946	1,221	4.65%
Total interest earning assets FTE(2)	$11,217,084	$325,576	5.85%	$9,108,023	$265,005	5.87%
Cash and due from banks	$97,594			$78,189
Other assets	1,047,471			801,127
Allowance for credit losses	(105,982)			(92,878)
Total assets	$12,256,167			$9,894,461
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$6,327,912	$75,558	2.41%	$5,006,472	$65,269	2.63%
Time deposits	1,299,930	21,712	3.37%	1,049,305	17,843	3.43%
Federal Home Loan Bank advances	48,873	1,007	4.16%	100,376	2,275	4.57%
Other borrowings(3)	33,720	291	1.74%	45,764	660	2.91%
Long-term debt	168,895	4,493	5.36%	54,557	1,036	3.83%
Total interest bearing liabilities	$7,879,330	$103,061	2.64%	$6,256,474	$87,083	2.81%
Demand deposits	$2,528,481			$2,174,977
Other liabilities	171,104			128,611
Total liabilities	10,578,915			8,560,062
Shareholders' equity	1,677,252			1,334,399
Total liabilities and shareholders' equity	$12,256,167			$9,894,461
Net interest income FTE(2)		$222,515			$177,922
Interest rate spread FTE(2)			3.21%			3.06%
Net interest earning assets	$3,337,754			$2,851,549
Net interest margin FTE(2)			4.00%			3.94%
Average transaction deposits	$8,856,393			$7,181,449
Average total deposits	10,156,323			8,230,754
Ratio of average interest earning assets to average interest bearing liabilities	142.36%			145.58%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $4,421 and $3,822 for the six months ended June 30, 2026 and June 30, 2025, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
Beginning allowance for credit losses	$113,477	$87,415	$90,192
Allowance for credit loss at acquisition	2,473	29,462	—
Charge-offs	(6,508)	(7,757)	(1,158)
Recoveries	79	57	170
Provision expense (release) for credit losses on loans	750	4,300	(311)
Ending allowance for credit losses ("ACL")	$110,271	$113,477	$88,893
Ratio of annualized net charge-offs (recoveries) to average total loans during the period	0.27%	0.34%	0.05%
Ratio of ACL to total loans outstanding at period end	1.13%	1.18%	1.19%
Ratio of ACL to total non-performing loans at period end	365.97%	378.38%	266.66%
Total loans	$9,774,052	$9,611,486	$7,486,918
Average total loans during the period	9,608,203	9,255,883	7,530,783
Total non-performing loans	30,131	29,990	33,336

Past Due and Non-accrual Loans

	June 30, 2026	March 31, 2026	June 30, 2025
Loans 90 days past due and still accruing interest	$29,112	$26,858	$7,315
Non-accrual loans	30,131	29,990	33,336
Total past due and non-accrual loans	$59,243	$56,848	$40,651
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.61%	0.59%	0.54%

Loans 30-89 days past due and still accruing interest	$17,169	$21,624	$13,923

Asset Quality Data

	June 30, 2026	March 31, 2026	June 30, 2025
Non-performing loans	$30,131	$29,990	$33,336
OREO	4,174	3,821	291
Total non-performing assets	$34,305	$33,811	$33,627
Total non-performing loans to total loans	0.31%	0.31%	0.45%
Total non-performing assets to total loans and OREO	0.35%	0.35%	0.45%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Return on average assets	0.86%	0.70%	1.38%	0.78%	1.19%
Return on average tangible assets(2)	0.96%	0.79%	1.49%	0.87%	1.29%
Adjusted return on average tangible assets(2)	1.26%	1.20%	1.49%	1.23%	1.29%
Return on average equity	6.34%	5.02%	10.15%	5.68%	8.80%
Return on average tangible common equity(2)	9.70%	7.75%	14.18%	8.62%	12.44%
Adjusted return on average tangible common equity(2)	12.71%	11.79%	14.18%	12.11%	12.44%
Loan to deposit ratio (end of period)	94.08%	91.90%	90.54%	94.08%	90.54%
Non-interest bearing deposits to total deposits (end of period)	24.79%	24.60%	26.22%	24.79%	26.22%
Net interest margin(3)	3.86%	3.98%	3.86%	3.92%	3.85%
Net interest margin FTE(3)(4)	3.94%	4.06%	3.95%	4.00%	3.94%
Interest rate spread FTE(4)(5)	3.16%	3.29%	3.06%	3.21%	3.06%
Yield on earning assets(6)	5.73%	5.82%	5.80%	5.77%	5.78%
Yield on earning assets FTE(4)(6)	5.81%	5.90%	5.88%	5.85%	5.87%
Cost of funds	2.01%	1.98%	2.09%	2.00%	2.08%
Cost of deposits	1.93%	1.94%	2.05%	1.93%	2.04%
Non-interest income to total revenue FTE(4)(7)	15.05%	13.94%	16.04%	14.50%	15.42%
Efficiency ratio FTE(4)	72.32%	75.09%	59.15%	73.69%	59.40%
Adjusted efficiency ratio FTE(2)(4)	61.81%	61.28%	57.32%	61.55%	57.53%
Pre-provision net revenue FTE(2)(4)	36,347	32,126	43,456	68,473	85,416
Adjusted pre-provision net revenue FTE(2)(4)	47,795	47,475	43,456	95,270	85,416

Total Loans Asset Quality Data(8)(9)
Non-performing loans to total loans	0.31%	0.31%	0.45%	0.31%	0.45%
Non-performing assets to total loans and OREO	0.35%	0.35%	0.45%	0.35%	0.45%
Allowance for credit losses to total loans	1.13%	1.18%	1.19%	1.13%	1.19%
Allowance for credit losses to non-performing loans	365.97%	378.38%	266.66%	365.97%	266.66%
Net charge-offs to average loans	0.27%	0.34%	0.05%	0.30%	0.43%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,239, $2,182 and $1,912 for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively, and $4,421 and $3,822 for the six months ended June 30, 2026 and June 30, 2025, respectively.

(5)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(6)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(7)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income.
(8)	Non-performing loans consist of non-accruing loans.
(9)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Book Value Ratios

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
Total shareholders' equity	$1,669,104	$1,664,875	$1,385,114	$1,352,496
Less: goodwill and other intangible assets, net	(514,975)	(516,672)	(348,961)	(352,854)
Add: deferred tax liability related to goodwill	14,154	14,050	13,947	13,741
Tangible common equity (non-GAAP)	$1,168,283	$1,162,253	$1,050,100	$1,013,383

Total assets	$12,586,136	$12,614,408	$9,883,518	$9,998,729
Less: goodwill and other intangible assets, net	(514,975)	(516,672)	(348,961)	(352,854)
Add: deferred tax liability related to goodwill	14,154	14,050	13,947	13,741
Tangible assets (non-GAAP)	$12,085,315	$12,111,786	$9,548,504	$9,659,616

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	13.26%	13.20%	14.01%	13.53%
Less: impact of goodwill and other intangible assets, net	(3.59)%	(3.60)%	(3.01)%	(3.04)%
Tangible common equity to tangible assets (non-GAAP)	9.67%	9.60%	11.00%	10.49%

Tangible book value per share calculations:
Tangible common equity (non-GAAP)	$1,168,283	$1,162,253	$1,050,100	$1,013,383
Divided by: ending shares outstanding	44,537,718	44,692,472	37,772,516	38,045,622
Tangible book value per share (non-GAAP)	$26.23	$26.01	$27.80	$26.64

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net income	$26,490	$20,793	$34,022	$47,283	$58,253
Add: adjustments, after tax (non-GAAP)(1)	8,813	11,814	—	20,627	—
Adjusted net income (non-GAAP)(1)	$35,303	$32,607	$34,022	$67,910	$58,253

Net income	$26,490	$20,793	$34,022	$47,283	$58,253
Add: impact of other intangible assets amortization expense, after tax (non-GAAP)	1,873	1,897	1,492	3,769	3,006
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$28,363	$22,690	$35,514	$51,052	$61,259

Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$28,363	$22,690	$35,514	$51,052	$61,259
Add: adjustments, after tax (non-GAAP)(1)	8,813	11,814	—	20,627	—
Adjusted net income excluding the impact of other intangible assets amortization expense (non-GAAP)(1)	$37,176	$34,504	$35,514	$71,679	$61,259

Average assets	$12,378,637	$12,132,345	$9,873,135	$12,256,167	$9,894,461
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill (non-GAAP)	(502,057)	(492,642)	(340,330)	(483,276)	(341,320)
Average tangible assets (non-GAAP)	$11,876,580	$11,639,703	$9,532,805	$11,772,891	$9,553,141

Average shareholders' equity	$1,675,271	$1,679,262	$1,344,767	$1,677,252	$1,334,399
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill (non-GAAP)	(502,057)	(492,642)	(340,330)	(483,276)	(341,320)
Average tangible common equity (non-GAAP)	$1,173,214	$1,186,620	$1,004,437	$1,193,976	$993,079

Return on average assets	0.86%	0.70%	1.38%	0.78%	1.19%
Adjusted return on average assets (non-GAAP)	1.14%	1.09%	1.38%	1.12%	1.19%
Return on average tangible assets (non-GAAP)	0.96%	0.79%	1.49%	0.87%	1.29%
Adjusted return on average tangible assets (non-GAAP)(1)	1.26%	1.20%	1.49%	1.23%	1.29%
Return on average equity	6.34%	5.02%	10.15%	5.68%	8.80%
Adjusted return on average equity (non-GAAP)	8.45%	7.87%	10.15%	8.16%	8.80%
Return on average tangible common equity (non-GAAP)	9.70%	7.75%	14.18%	8.62%	12.44%
Adjusted return on average tangible common equity (non-GAAP)(1)	12.71%	11.79%	14.18%	12.11%	12.44%

Adjustments:
Non-interest income adjustments:
Restructuring impairment(2)	$223	$—	$—	$223	$—
Non-interest expense adjustments:
Acquisition-related expenses	10,890	14,342	—	25,232	—
Restructuring expenses(2)	335	1,007	—	1,342	—
Total non-interest expense adjustments, before tax (non-GAAP)	11,225	15,349		26,574

Total adjustments, before tax (non-GAAP)	11,448	15,349	—	26,797	—
Tax benefit impact(3)	(2,635)	(3,535)	—	(6,170)	—
Total adjustments, after tax (non-GAAP)	$8,813	$11,814	$—	$20,627	$—

(1)	For details, refer to the “Adjustments” section at the bottom of the table.
(2)	Restructuring expenses and restructuring impairment are primarily related to banking center consolidation expenses.
(3)	Calculated using the company’s marginal tax rate of 23%. Certain acquisition-related expenses are non-deductible.

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net interest income FTE(1)	$111,531	$110,984	$89,321	$222,515	$177,922

Non-interest income	$19,766	$17,979	$17,066	$37,745	$32,442
Add: restructuring impairment	223	—	—	223	—
Adjusted non-interest income (non-GAAP)	$19,989	$17,979	$17,066	$37,968	$32,442

Non-interest expense	$94,950	$96,837	$62,931	$191,787	$124,948
Less: other intangible assets amortization	(2,433)	(2,464)	(1,947)	(4,897)	(3,924)
Less: acquisition-related expenses and restructuring expenses	(11,225)	(15,349)	—	(26,574)	—
Adjusted non-interest expense, excluding other intangible assets amortization (non-GAAP)	$81,292	$79,024	$60,984	$160,316	$121,024

Non-interest expense	$94,950	$96,837	$62,931	$191,787	$124,948
Less: acquisition-related expenses and restructuring expenses	(11,225)	(15,349)	—	(26,574)	—
Adjusted non-interest expense (non-GAAP)	$83,725	$81,488	$62,931	$165,213	$124,948

Efficiency ratio FTE(1)	72.32%	75.09%	59.15%	73.69%	59.40%
Adjusted efficiency ratio FTE (non-GAAP)(1)(2)	61.81%	61.28%	57.32%	61.55%	57.53%

Net income	$26,490	$20,793	$34,022	$47,283	$58,253
Add: income tax expense	6,118	5,151	7,522	11,269	13,141
Add: provision expense for credit losses	1,500	4,000	—	5,500	10,200
Add: impact of taxable equivalent adjustment	2,239	2,182	1,912	4,421	3,822
Pre-provision net revenue, FTE (non-GAAP)(1)	$36,347	$32,126	$43,456	$68,473	$85,416

Pre-provision net revenue, FTE (non-GAAP)(1)	$36,347	$32,126	$43,456	$68,473	$85,416
Add: acquisition-related expenses	10,890	14,342	—	25,232	—
Add: restructuring expenses and impairment	558	1,007	—	1,565	—
Adjusted pre-provision net revenue FTE (non-GAAP)(1)	$47,795	$47,475	$43,456	$95,270	$85,416

(1)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,239, $2,182 and $1,912 for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively, and $4,421 and $3,822 for the six months ended June 30, 2026 and June 30, 2025, respectively.

(2)	Adjusted efficiency ratio FTE excludes other intangible assets amortization, acquisition-related expenses and restructuring expenses.

Adjusted Net Income and Adjusted Earnings Per Share

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Adjustments to net income:
Net income	$26,490	$20,793	$34,022	$47,283	$58,253
Add: acquisition-related adjustments, after tax	8,383	11,039	—	19,422	—
Add: restructuring expenses and impairment, after tax	430	775	—	1,205	—
Adjusted net income (non-GAAP)	$35,303	$32,607	$34,022	$67,910	$58,253

Adjustments to earnings per share:
Earnings per share diluted	$0.58	$0.46	$0.88	$1.04	$1.51
Add: acquisition-related adjustments, after tax	0.18	0.24	—	0.42	—
Add: restructuring expenses and impairment, after tax	0.02	0.02	—	0.04	—
Adjusted earnings per share - diluted (non-GAAP)	$0.78	$0.72	$0.88	$1.50	$1.51